APA Corporation Provides First-Quarter 2026 Supplemental Information and
Schedules Results Conference Call for May 7 at 10 a.m. Central Time
HOUSTON, April 14, 2026 -- APA Corporation (Nasdaq: APA) today provided supplemental information regarding certain first-quarter 2026 financial and operational results. This information is intended only to provide additional information regarding current estimates management believes will affect results for the first quarter of 2026. It is provided to assist investors, analysts and others in formulating their own estimates and is not intended to be a comprehensive presentation of all factors that will affect first-quarter 2026 results. Actual results and the impact of factors identified here may vary and are subject to finalization of the financial reporting process for the first quarter of 2026.

Estimated Average Realized Prices – 1Q26
	Oil (bbl)	NGL (bbl)	Natural Gas (Mcf)
United States	$72.50	$19.80	$(0.35)
International	$85.70	$49.20	$4.60

Egypt tax barrels:	43 MBoe/d
Dry hole costs (before tax):	$11 million
Net gain on oil and gas purchases and sales (before tax)*:	$244 million
General and administrative expenses:	$115 million

*Includes $66 million realized loss from commodity derivatives

APA CORPORATION PROVIDES FIRST-QUARTER 2026 SUPPLEMENTAL INFORMATION AND SCHEDULES RESULTS CONFERENCE CALL FOR MAY 7 AT 10 A.M. CENTRAL TIME
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Production update
APA curtailed approximately 88 MMcf/d of U.S. natural gas production and 6,800 barrels per day of U.S. natural gas liquids production in the first quarter in response to weak or negative Waha hub prices.
General and administrative
During the first quarter, APA incurred general and administrative expenses totaling $115 million. This includes approximately $25 million of higher-than-expected stock-based compensation, reflecting mark-to-market impacts of APA’s share price increase during the quarter.
First-quarter 2026 earnings call
APA will host a conference call to discuss its first-quarter 2026 results at 10 a.m. Central Time, Thursday, May 7. The conference call will be webcast from APA’s website at www.apacorp.com and investor.apacorp.com. Following the conference call, a replay will be available for one year on the “Investors” page of the company’s website.
About APA
APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname and elsewhere. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and

APA CORPORATION PROVIDES FIRST-QUARTER 2026 SUPPLEMENTAL INFORMATION AND SCHEDULES RESULTS CONFERENCE CALL FOR MAY 7 AT 10 A.M. CENTRAL TIME
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predictions depends on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in APA’s Form 10-K for the year ended December 31, 2025, and in our quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.
Contacts
Investor:    (281) 302-2286
Media:    (713) 296-7276
Website:    www.apacorp.com

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